UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2014

HUDSON GLOBAL, INC.
(Exact name of registrant as specified in charter)

Delaware	000-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

560 Lexington Avenue
New York, NY 10022
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (212) 351-7300
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01. ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT.

On December 2, 2014, certain Australian and New Zealand subsidiaries of Hudson Global, Inc. (the “Obligors”) entered into a Third Deed of Variation (the “Amendment”), to amend certain terms and conditions of the Facility Agreement, dated November 22, 2011 and amended June 20, 2013 and December 19, 2013 (the “Facility Agreement”), among the Obligors, Westpac Banking Corporation and Westpac New Zealand Limited (collectively, “Westpac”). The Facility Agreement provides three tranches: (a) an invoice discounting facility (“Tranche A”) for the Australian subsidiary, which is based on an agreed percentage of eligible accounts receivable; (b) an overdraft facility (“Tranche B”) for the New Zealand subsidiary; and (c) a financial guarantee facility (“Tranche C”) for the Australian subsidiary. Pursuant to the Amendment, (i) the borrowing limit under Tranche A is reduced from AUD15 million to AUD10 million, (ii) the borrowing limit under Tranche B is reduced from NZD3.5 million to NZD2 million, (iii) the line fee applicable to Tranche A is increased from 0.90% per annum to 1.50% per annum of the size of Westpac’s commitment under Tranche A and (iv) the line fee applicable to Tranche B is increased from 0.65% per annum to 0.96% per annum of the size of Westpac’s commitment under Tranche B.

Also pursuant to the Amendment, (a) the margin used to calculate the interest rate for, and certain fees related to, borrowings under Tranche A is increased from 0.90% per annum to 1.10% per annum, (b) the margin used to calculate the interest rate for, and certain fees related to, borrowings under Tranche B is increased from 0.83% per annum to 1.83% per annum and (c) the margin used to calculate the interest rate for, and certain fees related to, borrowings under Tranche C is increased from 1.80% per annum to 2.10% per annum. In addition, pursuant to the Amendment, the margin that is added during an event of default to the otherwise applicable interest rate for borrowings under Tranche B is increased from 1.83% per annum to 3.83% per annum.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATIOON OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)    Not applicable

(b)    Not applicable

(c)    Not applicable

(d)    Exhibits.

Exhibit No.	Description
4.1
Third Deed of Variation, dated December 2, 2014, among Hudson Global Resources (Aust) Pty Limited, Hudson Global Resources (NZ) Limited, Hudson Highland (APAC) Pty Limited, Westpac Banking Corporation and Westpac New Zealand Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON GLOBAL, INC.

Date:	December 4, 2014	By:	/s/ LATHAM WILLIAMS
Latham Williams
Senior Vice President, Legal Affairs and Administration, Corporate Secretary

Hudson Global, Inc.
Exhibit Index to Current Report on Form 8-K

Exhibit No.	Description
4.1
Third Deed of Variation, dated December 2, 2014, among Hudson Global Resources (Aust) Pty Limited, Hudson Global Resources (NZ) Limited, Hudson Highland (APAC) Pty Limited, Westpac Banking Corporation and Westpac New Zealand Limited.